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                               AGENCY AGREEMENT

    This Agreement shall be deemed to have been made the First day of January, 1987 by and between BERNUTH, LEMBCKE CO INC., a Delaware corporation (the "Agent") and VERKAUFSGESELLSCHAFT FUER TEERERZEUGNISSE MBH, a German Company ("VfT").

                              W I T N E S S E T H

WHEREAS, for a number of years the Agent has been purchasing creosote oil such as is commonly used for timber preservation from VfT for sale to customers in its own name, but for the account of VfT in North and Central America; and

WHEREAS, the Agent wishes to sell creosote oil as VfT's Agent in certain localities of the United States of America, but under different terms and conditions from those that existed in the past; and

WHEREAS, VfT wishes to continue selling its creosote oil in the Territory, using the Agent's services in connection therewith;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.  DEFINITIONS

    As used in this Agreement, the following terms shall have the meanings assigned to them herein:

    1.01 "In writing"             shall include cablegrams, telegrams or telex.

    1.02 "Oil"                    shall mean Creosote Oil such as is commonly
                                  used for timber preservation.

    1.03 "Gallon"                 shall mean U.S. gallon at 100Deg. Fahrenheit.

    1.04 "Tonne"                  shall mean a metric tonne of 1,000 kg.

    1.05 "Europe"                 shall mean countries supplying oil for
                                  shipment from installations situated at ports
                                  in Great Britain (including Eire) or on the
                                  continent of Europe and "European" shall have
                                  the corresponding meaning.
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    1.06 "Tank Vessel"            shall include any parcel tank or motor or
                                  other mechanically propelled tank vessel or cargo vessel capable of carrying oil in bulk.

    1.07 "Shipment in Bulk"       shall mean any delivery into a tank vessel.

    1.08 "Handling Charges"       shall mean all charges whatsoever incidental
                                  to handling of oil after its arrival at
                                  American port or ports of discharge and
                                  including all insurance from FOB European port but excepting charges for barging.

    1.09 "Tariff(s)"              shall mean any import duty or tax of any kind
                                  levied by any government in the Territory for any reason whatsoever.

    1.10 "Year"                   shall mean a period from 1st January to
                                  31st December.

    1.11 "Territory"              shall mean the states of Maine, Vermont, New
                                  Hampshire, Massachusetts, Rhode Island,
                                  Connecticut, New York, New Jersey, Delaware,
                                  Maryland, Pennsylvania, West Virginia,
                                  Virginia, North Carolina, South Carolina,
                                  Georgia, Alabama, Kentucky, Mississippi,
                                  Tennessee, Louisiana, Oklahoma, Arkansas,
                                  Texas and Florida.

    1.12 "Selling Price"          this is the actual monthly average selling
                                  price in U.S. dollars per U.S. gallon,
                                  calculated by dividing the total monthly sales revenues by the quantity sold.

    1.13 "Minimum Selling Price"  this is the minimum price as advised from time to time by VfT to the Agent at which sales are made ex agreed storage terminal in the Territory.

    1.14 "Sales Price"            this is the actual price of sale to any
                                  customer ex terminal which is to be
                                  indicated in the Agent's monthly sales
                                  report to VfT.

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    1.15 "List Price"             this is the publicly declared selling price
                                  announced by the Agent from time to time as agreed with VfT.

    1.16 "FOB"                    this is Incoterms - International Chamber of
                                  Commerce in Paris 1980.

    1.17 "CIF"                    this is Incoterms - International Chamber of
                                  Commerce in Paris 1980.

2.  APPOINTMENT

    Subject to the terms and conditions thereof, VfT hereby appoints the Agent as its exclusive agent for the sale of Oil to customers in the Territory in its own name, but for the account of VfT.

3.  TERM

    This Agreement shall be deemed to have come into force as from the First day of January, 1987, and shall continue in force through 31st December 1989. Thereafter, subject to mutual agreement, this agreement shall continue on an annual basis with one calendar year's advance notice of termination to be given by either party.

    In the event of any termination and/or expiration of this agreement, on whatever grounds, the parties hereby expressly agree that the Agent shall have no additional compensation besides that of his regular commissions (clause 4) and/or other payments (clause 10) accrued until termination or expiration hereof.

4.  COMMISSIONS

    As full compensation for the Agent's services hereunder (but without prejudice to the Agent's right to be reimbursed for expenses incurred by it on VfT's behalf, as provided in Section 10 hereof), VfT shall pay the Agent a commission equal to seven and one half percent (7.5%) of the FOB port of export return, on all sales of Oil hereunder to the Agent's customer.

5.  QUANTITIES AND DELIVERIES

    5.01 Three months prior to the end of each full year the Agent shall advise VfT in writing of the quantity of Oil which the Agent expects to sell to its customers during the next following full year. Within fifteen (15)

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         business days from the receipt of such advice VfT shall advise the
         Agent the quantity which they are willing to deliver and will have available for shipment in bulk to the Territory during the ensuing full year which quantity is estimated to be about 17050 tonnes in any one year subject to Section 12 of this Agreement.

         Both the Agent and VfT at any time on mutual agreement may adjust such quantities, and no change shall be made unless both parties agree.

    5.02 The quantities of Oil shipped under this Agreement shall be ascertained by a competent qualified inspector to be appointed by the Agent and approved by VfT at the Agent's shore tank installation at a temperature of 100Deg. Fahrenheit unless otherwise agreed upon in writing by the parties. The determination of quantity under this Article shall be binding upon the parties hereto.

         The fees incurred for such ascertainment of quantities to be borne by VfT.

6.  QUALITY AND QUALITY CONTROL

    6.01 VfT represents and warrants that all Oil delivered hereunder shall conform to the A.W.P.A. Specification Standard P1 or P13 current at the time of shipment. The Oil shall conform if required to any new specification which may be mutually agreed from time to time. Subject to Section 6.2 hereof, the Oil loaded into any one vessel shall not contain more than the maximum one percent of water from any one loading port and shall not have a residue of more than 22 percent distilling at 355Deg. Celsius for P1 (Class I) Oil or 32 percent for P13 (Class III) Oil when tested by the Standard A.W.P.A. method A1. The Oil loaded into vessels shall not be at a temperature in excess of 105Deg. Fahrenheit at the time of loading.

    6.02 Should VfT at any time be unable to deliver oil in conformity with
         Section 6.1 hereof, VfT shall so inform the Agent as soon as possible.

    6.03 The quality of the Oil delivered into each storage in the Territory shall be determined by means of two representative samples drawn from the vessel's tanks before discharge by a competent qualified person to be appointed by the Agent with the approval of VfT. In the event of more than one port of discharge, two samples shall be taken at each port. One of the samples from each port shall then be aggregated and analyzed by a qualified competent chemist. The second representative sample(s) shall be retained, separately in the case of more than one port of discharge, by

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         the Agent for a period of six months and made available in the event of any dispute in quality. The fees for the taking and testing of samples to be borne by VfT.

7.  PROCEDURES GOVERNING SALES AND DELIVERY OF OIL

    7.01 The Agent shall notify VfT in writing of its list of customers and potential customers in the Territory, specifying place of delivery, proposed sales price, and quantity. VfT shall give the Agent reasonable flexibility to conduct commercial transactions within the quantity and price guidelines as shall be established by VfT.

    7.02 The Agent shall have the authority to sell Oil to customers pursuant to the price guidelines and shall make its own arrangements with the customer for the delivery of the Oil. Upon reaching the intake manifold of the customer's vehicle or vessel, as the case may be, title to the Oil so delivered shall pass from VfT to the customer. Risk of loss, destruction, or deterioration shall pass from VfT to the Agent CIF U.S. port.

    7.03 The Agent shall from time to time advise VfT on the levels of price attainable for sales in the Territory. VfT will then instruct the Agent of the minimum selling price to be applied to sales and the Agent shall not make any sales in the Territory below this price without specific approval of VfT. No sales shall be made for more than a three-month period ahead at a fixed price without the specific approval of VfT.

8.  DUTIES OF THE AGENT

    In consideration of the commission to be paid to it pursuant to Section 4 hereof, the Agent shall perform the following duties:

    8.01 The Agent shall diligently promote the sale of VfT's Oil in the Territory.

    8.02 The Agent shall, unless otherwise requested by VfT obtain and supervise the storage of Oil in storage tanks, at the points of delivery in such a manner as shall from time to time be mutually agreed upon.

    8.03 The Agent shall obtain, unless otherwise requested, appropriate insurance on the stocks of Oil in the Territory. Any settlement of claims received shall be to the benefit of the Agent. The Agent shall also obtain, unless otherwise requested, appropriate third party liability insurance with VfT

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         named as an additional insured.  The cost of such insurance policies shall be borne entirely by VfT.

    8.04 The Agent shall retain on VfT's behalf the services of the independent experts set forth in Sections 5.02 and 6.03 hereof.

    8.05 (Illegible text) the charter parties under which such Oil is delivered.

    8.06 The Agent shall arrange for barging if it is mutually agreed such services are necessary to the trade. Any costs for barging will be for VfT's account.

    8.07 The Agent shall pay all storage fees, handling and weighing charges on behalf of VfT. The Agent shall be responsible for the loss of product between CIF U.S. port and deliveries to customers. The Agent shall be responsible for quality maintenance in storage tanks and for quality of supplies to customers.

    8.08 If reasonably requested by VfT the Agent shall on VfT's behalf arrange for freight and freight insurance from European port to port of discharge in the Territory.

    8.09 Accompanying the remittance of funds to VfT each month, the Agent shall provide VfT with a report on sales during the previous calendar month, broken down by customer, quantity, sales in solution, point of delivery and sales price.

    8.10 If reasonably requested by VfT, and subject to the Agent's right to reimbursement therefor, the Agent shall on VfT's behalf pay the expenses of the insurance policies obtained pursuant to Section 8.03 hereof, the fees of the independent experts retained as per
         Section 8.04 hereof, the costs of barging as per Section 8.06 hereof, and the expenses for freight and freight insurance as per Section 8.08 hereof. VfT shall reimburse the Agent such expenses on presentation of invoice.

    8.11 The Agent shall represent VfT in its day-to-day relations with Environmental Protection Administration, the A.W.P.I. and other United States governmental and administrative bodies provided, however, that the Agent shall not be responsible for such representation in any administrative proceeding or lawsuit brought by any of the foregoing against VfT.

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    8.12 The Agent shall make the payments to VfT as set forth in Section 10 hereof and in the manner specified therein.

    8.13 The Agent shall not without the prior approval of VfT arrange on behalf of VfT any swaps, purchases or other Agency Contracts for the sale of Oil within the Territory.

9.  RESPONSIBILITY OF AGENT

    9.01 No diminution on the payments to be made pursuant to Section 10 hereof shall be made by reason of the failure of the Agent's customer to make full payment for the Oil delivered to such a customer. Any del credere-commission insofar as included in the fee according to
         Section 10.

    9.02 The Agent shall be responsible for any deterioration in the quality of Oil after delivery thereof into the shore tank installation at the point of discharge.

10. PAYMENTS AND COMMISSIONS

    No later than forty-five (45) days following the end of the month in which the customer shall have taken title to a quantity of Oil pursuant to
    Section 7.02 hereof, the Agent shall make payment, therefor, to VfT. The amount of payment shall be the total invoice value for all such Oil, as is sold in that month, reduced by the following amounts:

      (i)     The Agent's commission as specified in Section 4 hereof;
     (ii) Monthly storage costs, handling costs, tariffs, and barging costs as agreed between VfT and the Agent;
    (iii) All other costs invoiced to the Agent and to be paid by the Agent on VfT's behalf pursuant to Section 8.10 hereof.

11. COVENANTS OF VFT

  11.01 VfT shall deliver Oil in the quantity and quality and in the manner specified in Sections 5 and 6 hereof.

  11.02 VfT shall not either as principal or agents, directly or indirectly, and either alone or jointly with any other person, firm or corporation, handle, sell or deal in or be interested in the handling, selling or dealing in or Oil for importation or shipment in bulk into or to the Territory or knowingly sell to any person, firm or corporation any oil for shipment in bulk to the

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         Territory, other than pursuant to this Agreement or with the
         Agent's consent.

12. HARDSHIP

    If during the period for which this Agreement is in force, the application of the Agreement would seriously and permanently prejudice one of the parties, the parties shall meet and make every effort to come to an amicable agreement so as to lessen or remove such prejudice.

13. FORCE MAJEURE

    In the event the performance of this Agreement by either party is affected by strike, fire, riot, war (declared or undeclared), Act of God, Government regulations, or Government request or requisitions for national defense or other purpose, or failure or shortage of railway, or vessel service normally available to either party hereto, or breakdown of, or injury to facilities used for production, manufacture, or transportation, or storage of Oil, or any other cause beyond the reasonable control of the parties hereto, the suffering party may, at its option, suspend the performance of this Agreement in whole or in part during the period of such event to the extent reasonably required by such event, and no liability for damages shall attach against either party on account thereof. In the event that the performance of VfT is completely suspended, the Agent shall have the right to liquidate the Oil owned by VfT that is in storage in the United States in a commercially reasonable manner for the account of VfT.

14. ENTIRETY OF AGREEMENT

    This agreement constitutes the entire agreement between the parties hereto, and there are no understandings, representations, or warranties of any kind except those expressly set forth herein. Neither this Agreement nor any of the rights, obligations, or liabilities of either of the parties hereunder may be amended, changed or added to in any respect except by written instrument executed by a duly authorized representative of each of the parties.

15. TRANSFERS

    Neither party shall without the previous consent in writing of the other assign or dispose of the benefits of this agreement or any part thereof, but without committing a breach of this clause, the sellers may transfer the benefits and burdens of this agreement to any other association or company to which they may transfer their business or that part of it that relates to the shipment of Oil in bulk.

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    The present agreement may be transferred to any associate company in which the transferring party or its parent company directly or indirectly holds at least 50% of the capital.

16. GOVERNING LAWS

    This Agreement shall be deemed a German Agreement and shall be construed and operate and have effect in all respects according to the Laws of the Federal Republic of Germany.

17. ARBITRATION

    All disputes arising in connection with this Agreement shall be settled by a single Arbitrator acceptable to both parties. Should the parties fail to agree the dispute shall be finally settled under the Laws of the Federal Republic of Germany.


VERKAUFSGESELLSCHAFT FUER                  BERNUTH LEMBCKE CO INC.
TEERERZEUGNISSE MBH


By:   /s/ ALFRED SOENTGEN                  By:    /s/ PETER BERNUTH
   --------------------------                 --------------------------

Title:                                     Title:      PRESIDENT
      -----------------------                    -----------------------

Date: DUISBURG, 25TH MAY 1987              Date:     JULY 2, 1987
     ------------------------                    -----------------------

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